Exhibit 10.1

AMENDMENT NO. 2 TO ADVISORY AGREEMENT
OF
HINES GLOBAL REIT II, INC.

THIS AMENDMENT NO. 2 TO ADVISORY AGREEMENT (this “Amendment”), dated as of April 13, 2016 and effective as of February 29, 2016, is entered into by and among Hines Global REIT II Advisors LP, a Texas limited partnership (the “Advisor”), Hines Global REIT II Properties LP, a Delaware limited partnership (the “Partnership”), and Hines Global REIT II, Inc., a Maryland corporation and the general partner of the Partnership (the “General Partner”). The Advisor, the Partnership and the General Partner are collectively referred to as the “Parties.” Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Advisory Agreement (as defined below).

WHEREAS, the Parties entered into that certain Advisory Agreement (the “Advisory Agreement”), dated as of August 15, 2014, as amended by that certain Amendment to Advisory Agreement effective as of December 4, 2014, pursuant to which the Advisor agreed to provide certain services to the Company;

WHEREAS, all of the independent directors of the General Partner (also being all of the members of the Conflicts Committee of the Board of Directors of the General Partner) desire to amend certain terms of the Advisory Agreement relating to the reimbursement by the Company to the Advisor of certain expenses; and

WHEREAS, the Parties desire to enter into this Amendment amending certain provisions of the Advisory Agreement relating the reimbursement by the Company to the Advisor of certain expenses, upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto do hereby agree as follows:

1.The Advisory Agreement is hereby amended by adding the phrase “subject to Section 10.03” to the first sentence of Section 10.01, so that as amended, the portion of Section 10.01 prior to clause (i) of Section 10.01 shall now read as follows:

“General. In addition to the compensation paid to the Advisor pursuant to Article 9 hereof and subject to Section 10.03, the Company shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor or Affiliates in connection with the services provided to the Company pursuant to this Agreement, including, but not limited to:”

2.The Advisory Agreement is hereby amended by adding the phrase “subject to Section 10.03” at the beginning of Section 10.02 and removing the reference to the minimum offering requirements for the General Partner’s initial public Offering, as the minimum offering requirements have been achieved. As amended, Section 10.02 shall now read in its entirety as follows:

“Reimbursement to Advisor. Subject to Section 10.03, expenses incurred by the Advisor on behalf of the Company and payable pursuant to this Article 10 shall be reimbursed to the Advisor within 10 days after the Advisor provides the Company with an invoice and/or supporting documentation relating to such reimbursement.”

3.The Advisory Agreement is hereby amended by deleting the sentence in Section 10.03(ii) in its entirety and replacing it with:

“The Company shall reimburse the Advisor for the cumulative Organization and Offering Expenses incurred in connection with all Offerings in an amount equal to up to 2.5% of Gross Proceeds from the sale of Shares in all Offerings. The Advisor or an Affiliate of the Advisor shall be responsible for the cumulative Organization and Offering Expenses incurred in connection with all Offerings that exceed 2.5% of Gross Proceeds from the sale of Shares in all Offerings. For purposes of this Section 10.03, “Organization and Offering Expenses” excludes underwriting commissions, underwriting fees and underwriting expenses.”

4.This Amendment constitutes an amendment to the Advisory Agreement. The terms and provisions of the Advisory Agreement and all other documents and instruments relating and pertaining to the Advisory Agreement shall continue in full force and effect, as amended hereby. In the event of any conflict between the provisions of the Advisory Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

5.This Amendment (a) shall be binding upon the Parties and their respective successors and assigns; (b) may be modified or amended only by a writing signed by each of the Parties; (c) may be executed in several counterparts, each of which counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement; and (d) together with the Advisory Agreement, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed by their respective duly authorized officers, effective as of the date set forth above.

HINES GLOBAL REIT II ADVISORS LP
By: Hines Global REIT II Advisors GP LLC,
its general partner

By: /s/ Sherri W. Schugart_______________
Sherri W. Schugart
President and Chief Executive Officer

HINES GLOBAL REIT II PROPERTIES LP
By: Hines Global REIT II, Inc.,
its general partner

By: /s/ Sherri W. Schugart_______________
Sherri W. Schugart
President and Chief Executive Officer

HINES GLOBAL REIT II, INC.

By: /s/ Sherri W. Schugart_______________
Sherri W. Schugart
President and Chief Executive Officer

[Signature page to Amendment No. 2 to Advisory Agreement]